UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ARCHON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARCHON CORPORATION

3993 Howard Hughes Parkway

Suite 630

Las Vegas, Nevada 89109

April 3, 2003

Dear Common or Preferred Stockholder:

We are pleased to invite you to attend the 2003 annual meeting of stockholders of your Company. The meeting will be held at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029 on May 21, 2003 at 9:00 a.m. (Pacific Time). We hope that you will be able to attend the annual meeting in person and we look forward to seeing you.

The agenda for the annual meeting is described in the accompanying notice of annual meeting and proxy statement.

At the annual meeting, the common stockholders will be asked to:

•	elect two directors, who will each serve for a three-year term; and

•	ratify the Company’s selection of our public accountants for the current fiscal year.

The	preferred stockholders will be asked to:

•	elect one special director for a three-year term.

We encourage you to attend the meeting in person. Whether or not you plan to attend, your vote is important, regardless of the number of shares that you own. Accordingly, after reading the enclosed notice of annual meeting and proxy statement, please sign and date the enclosed common stock proxy card (white) or preferred stock proxy card (light green) and return it to us in the provided envelope.

Sincerely,

Paul W. Lowden

Chairman of the Board and President

Archon Corporation

ARCHON CORPORATION

3993 Howard Hughes Parkway

Suite 630

Las Vegas, Nevada 89109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 21, 2003

The 2003 annual meeting of the stockholders of Archon Corporation, a Nevada corporation, will be held at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029, on May 21, 2003, commencing at 9:00 a.m. (Pacific Time) for the following purposes:

For common stockholders:

1.	To elect two directors, who will serve until the 2006 annual meeting of stockholders and until their successors are elected and have qualified;

2.	To consider and act upon a proposal to ratify the selection of the Company’s public accountants for the current fiscal year; and

3.	To consider and act upon such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

For holders of exchangeable redeemable preferred stock:

1.	To elect one special director, who will serve until the 2006 annual meeting of stockholders and until such director’s successor is elected and has qualified, or such earlier date as described in this proxy statement.

Pursuant to our By-Laws, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof as of the close of business on April 3, 2003. Accordingly,

•	only common stockholders of record on that date and at that time will be entitled to vote with respect to matters to be submitted to common stockholders at the annual meeting and at any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company after the record date; and

•	only preferred stockholders of record on that date and at that time will be entitled to vote with respect to matters to be submitted to preferred stockholders at the annual meeting and at any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company after the record date.

It is important that your shares be represented at the annual meeting, regardless of the number you hold. Whether or not you plan to attend the annual meeting, please sign, date and mail the enclosed common stock proxy card or preferred proxy card in the return envelope, which requires no postage in the United States.

Stockholders who attend the annual meeting may vote in person even though they have previously mailed their proxies.

By Order of the Board of Directors

Charles W. Sandefur, CPA Secretary

Las Vegas, Nevada

April 3, 2003

ARCHON CORPORATION

3993 Howard Hughes Parkway

Suite 630

Las Vegas, Nevada 89109

(702) 732-9120

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 21, 2003

This proxy statement is first being mailed on or about April 21, 2003 to holders of common stock, $0.01 par value, and holders of the exchangeable redeemable preferred stock, $2.14 liquidation value, of Archon Corporation, a Nevada corporation, of record as of the close of business on April 3, 2003.

The enclosed proxy for holders of common stock (white) and proxy for holders of preferred stock (light green) are solicited on behalf of our board of directors for use at the 2003 annual meeting of stockholders to be held on May 21, 2003, at 9:00 a.m. (Pacific Time) at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029 and at any adjournment or postponement of the annual meeting. A stockholder may revoke its proxy at any time prior to its use by:

•	providing written revocation to the Secretary of the Company at its offices,

•	executing and delivering a later-dated proxy, or

•	attending the annual meeting and voting in person.

Shares represented by an unrevoked proxy will be voted as directed by the stockholder. If no direction is given with respect to a common stock proxy, shares of common stock will be voted for:

•	the election of the nominees named in this proxy statement for election by the common stockholders as directors,

•	ratification of the selection of Deloitte & Touche LLP as our auditors, and

•	in the discretion of the proxy holders with respect to any other matters properly presented to the common stockholders at the annual meeting and at any adjournment or postponement.

If no direction is given with respect to a preferred stock proxy, shares of preferred stock will be voted for the election of the nominee named in this proxy statement for election by preferred stockholders as special director.

VOTING RIGHTS

Only common stockholders of record at the close of business on April 3, 2003 are entitled to notice of and to vote at the annual meeting with respect to matters to be submitted to common stockholders. Only preferred stockholders of record at the close of business on April 3, 2003 are entitled to notice of and to vote at the annual meeting with respect to matters to be submitted to preferred stockholders. On that date, 6,221,431 shares of common stock and 4,718,560 shares of preferred stock were outstanding.

The presence, either in person or by proxy, of persons entitled to vote 50% of the outstanding common stock is necessary to constitute a quorum for the transaction of business by the common stockholders at the annual meeting. Paul W. Lowden, Chairman of the Board and President of the Company, beneficially holds approximately 75.7% of the common stock and has advised the Company that his shares will be present and voted at the annual meeting.

The presence, either in person or by proxy, of persons entitled to vote 50% of the outstanding preferred stock is necessary to constitute a quorum for the transaction of business by the preferred stockholders at the annual meeting. If there is not a sufficient number of shares of preferred stock represented at the annual meeting for a quorum, the Company may adjourn the annual meeting with respect to the business to be conducted by preferred stockholder in order to permit further solicitation of preferred stock proxies.

Each share of common stock or preferred stock is entitled to one vote in connection with each matter submitted for approval by the common stockholders or preferred stockholders, as applicable. Abstentions and any shares as to which a broker or nominee does not vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted as shares present and entitled to vote on the proposals. Broker non-votes will not be counted as shares present and entitled to vote on the proposals. As a result,

•	abstentions will have the effect of a vote against the proposal to ratify the selection of accountants and no effect on the proposals to elect directors.

•	broker non-votes will have no effect on the proposals to ratify the selection of accountants or elect directors.

Paul W. Lowden is the beneficial owner of 4,980,144 shares of common stock, or approximately 75.7% of the outstanding common stock. Mr. Lowden has advised the Company that he intends to vote the common stock of which he is the record holder for the nominees for election as director by common stockholders named in this proxy statement, and for ratification of the selection of Deloitte & Touche LLP as the Company’s public accountants. Mr. Lowden has also been advised that the record holders of shares of common stock that he beneficially owns intend to do the same. Mr. Lowden is also the beneficial owner of 810,000 shares of preferred stock, or approximately 17.2% of the outstanding preferred stock. Mr. Lowden has advised the Company that he intends to vote the preferred stock of which he is the record holder for the nominee for election as special director by preferred stockholders named in this proxy statement and has been advised that the record holders of shares of preferred stock of which he is the beneficial owner intend to do the same.

COMMON STOCKHOLDERS’ AGENDA

PROPOSAL 1: ELECTION OF DIRECTORS

The authorized number of directors of the Company is seven, of whom five are elected by the common stockholders and two are elected by the holders of the Company’s exchangeable redeemable preferred stock in accordance with the certificate of designation of the preferred stock. The directors are divided into three classes. The Board has nominated Suzanne Lowden and John W. Delaney to stand for election by the common stockholders at the annual meeting to Class I to serve until the 2006 annual meeting and until their successors have been elected and have qualified. The enclosed proxy (white), unless indicated to the contrary, will be voted for the Board’s nominees for directors to be elected by common stockholders.

The table below provides information regarding the directors of the Company. Mrs. Lowden and Messrs. Delaney, Sandefur, Lowden and Raggio are directors elected by the common stockholders and Messrs. Foster and Parthemore are special directors elected by the preferred stockholders. For additional information regarding the directors, see “Directors and Executive Officers.”

Nominees	For Term to Expire at the Annual Meeting
Suzanne Lowden	2006
John W. Delaney	2006
Howard E. Foster	2006
Other Directors	Term Expires at the Annual Meeting
Jay Parthemore	2004
Charles W. Sandefur	2004
Paul W. Lowden	2005
William J. Raggio	2005

The Company has been advised by Mrs. Lowden and Mr. Delaney that they are willing to be named as nominees and are willing to serve as directors if elected. However, if either of them should be unable to serve as a director, the proxy holders may vote the enclosed proxy (white) for a substitute nominee for election as a director by common stockholders selected by the Board in its discretion. The affirmative vote of holders of a plurality of common stock represented in person or by proxy and entitled to vote at the annual meeting is required to elect the directors.

The Board of Directors recommends that common stockholders vote “for” the nominees listed above.

PROPOSAL 2: RATIFICATION OF SELECTION OF PUBLIC ACCOUNTANTS

Subject to ratification by the stockholders at the annual meeting, the Board of Directors has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2003. Deloitte & Touche LLP has issued its report, included in the Company’s annual report on Form 10-K, as amended, on the financial statements of the Company for the fiscal year ended September 30, 2002. Deloitte & Touche LLP has served as the Company’s public accountants since 1982. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends that common stockholders vote “for” the ratification of the selection of Deloitte & Touche LLP as the Company’s public accountants for the fiscal year ending September 30, 2003.

PREFERRED STOCKHOLDERS’ AGENDA

The Board has nominated Howard E. Foster to stand for election by the preferred stockholders at the annual meeting to Class I to serve until the 2006 annual meeting and until his successor has been elected and has qualified. The enclosed proxy (light green), unless indicated to the contrary, will be voted for the Board’s nominee.

The Company has been advised by Mr. Foster he is willing to be named as a nominee and is willing to serve as a director if elected. However, if he should be unable to serve as a director, the proxy holders may vote the enclosed proxy (light green) for a substitute nominee for election as a director by the preferred stockholders selected by the Board in its discretion. The affirmative vote of holders of a plurality of preferred stock represented in person or by proxy and entitled to vote at the annual meeting is required to elect the special director.

The Board of Directors recommends that preferred stockholders vote “for” the nominee listed above.

DIRECTORS AND EXECUTIVE OFFICERS

The following is a list of the current executive officers and directors, including the nominees for election to the board:

Name	Position with the Company

Paul W. Lowden(1)	Chairman of the Board, President and Chief Executive Officer
Charles W. Sandefur(1)	Director, Secretary, Treasurer, Senior Vice President and Chief Financial Officer
Suzanne Lowden	Director, Executive Vice President
John W. Delaney(1)(2)(3)	Director
William J. Raggio(2)(3)	Director
Howard E. Foster(2)	Preferred Stockholder Special Director
Jay Parthemore	Preferred Stockholder Special Director

(1)	Member of the Executive Committee of the Board.

(2)	Member of the Audit Committee of the Board.

(3)	Member of the Compensation Committee of the Board.

The age, present position with the Company, and principal occupation during the past five years of each director and executive officer named above is set forth below:

Paul W. Lowden

Paul Lowden is 59 years old and has served as President, Chairman of the Board and Chief Executive Officer of the Company since its formation in September 1993. Mr. Lowden held the same positions with the Company’s predecessor, Sahara Resorts, from 1982 through September 1993. Mr. Lowden is married to Suzanne Lowden. Mr. Lowden’s term as a director of the Company expires at the annual meeting of stockholders in 2005.

Charles W. Sandefur

Charles W. Sandefur is 31 years old and joined the Company in May 2002 as Senior Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company. Mr. Sandefur was appointed to the Board of Directors in December 2002. Prior to joining the Company Mr. Sandefur was the chief financial officer of an international franchise company, where he was employed from 1999 through 2001. Mr. Sandefur held executive positions including chief financial officer, financial controller and director of finance with three casinos in Las Vegas from 1995 through 1999. In addition, he worked for a Big Four accounting firm from 1993 to 1995 and obtained his CPA license in 1995. Mr. Sandefur’s term as a director of the Company expires at the annual meeting of stockholders in 2004.

Suzanne Lowden

Suzanne Lowden is 50 years old and has served as a director and Executive Vice President of the Company since its formation, and had served as a director of Sahara Resorts since 1987. Mrs. Lowden was elected Vice President of Sahara Resorts in July 1992. She is also a founding board member of Commercial Bank of Nevada. Mrs. Lowden served as a Nevada State Senator from November 1992 through 1996. She worked for the CBS affiliate in Las Vegas from 1977 to 1987 as an anchorwoman, reporter, writer and producer of television news. Mrs. Lowden is married to Paul W. Lowden. Mrs. Lowden’s term as a director of the Company expires at the annual meeting.

John W. Delaney

John W. Delaney is 54 years old and has served as a director of the Company since January 1997. He was elected to his current term in May 2000. Mr. Delaney is currently President and Chief Executive Officer of Cityfed Mortgage Co., a mortgage banking firm, where he has been employed since 1978. Mr. Delaney’s term as a director of the Company expires at the annual meeting.

William J. Raggio

William J. Raggio is 76 years old and served as a director, Vice President, Secretary and Corporate Counsel of the Company since its formation in September 1993 until May 1999. Mr. Raggio held the same position with Sahara Resorts from 1982 until September 1993. Mr. Raggio resigned his position on the boards of directors of the Company and certain of its subsidiaries in May 1999 due to a potential conflict caused by his position on the board of another gaming company, a position that Mr. Raggio no longer holds. Mr. Raggio was reappointed to the board of directors of the Company in December 2000. Mr. Raggio is a shareholder and member of the law firm Jones Vargas of Reno, Nevada. Since 1972 he has been a Nevada State Senator. Mr. Raggio is also a director of Sierra Health Services,

Inc., a Nevada corporation. Mr. Raggio’s term as a director of the Company expires at the annual meeting of stockholders in 2005.

Howard E. Foster

Howard E. Foster is 58 years old and has served as a special director of the Company elected by holders of the Company’s Exchangeable, Redeemable Preferred Stock since May 2000. Since 1980, Mr. Foster has been the President of Howard Foster and Company, an investment advisor firm specializing in small capitalization stocks, turnaround situations and financially distressed companies. Prior to that time, Mr. Foster served as chief financial officer of two publicly-held companies, Associated Products and Bio-Rad Laboratories, and previously worked in the audit, tax and management consulting divisions of Arthur Andersen & Co. Mr. Foster has served on the boards of directors of Bio-Rad Laboratories, Barringer Technologies and Nevada National Bancorporation, where he served as a director elected by preferred stockholders of Nevada National Bancorporation. Mr. Foster’s term as a special director of the Company expires at the annual meeting of stockholders in 2003, or, if earlier, the date on which all dividend arrearages on the Exchangeable Redeemable Preferred Stock have been paid.

Jay Parthemore

Jay Parthemore is 60 years old and has served as a special director of the Company’s Exchangeable, Redeemable Preferred Stock since February 2003, when he was elected by the Board of Directors to fill a vacancy. Mr. Parthemore is currently Director of Channel Management for AT&T Corp, where he is responsible for AT&T Business Services Channel Management Revenue. Over a thirty-three year career, Mr. Parthemore has held worldwide marketing executive positions with AT&T and IBM. Mr. Parthemore’s term as a special director of the Company expires at the annual meeting of stockholders in 2004, or, if earlier, the date on which all dividend arrearages on the Exchangeable Redeemable Preferred Stock have been paid.

The Board of Directors and its Committees

During the fiscal year ended September 30, 2002, the board of directors held two meetings. Each director attended all meetings of the board. The board has standing executive, audit and compensation committees but does not have a nominating committee. The executive committee held two meetings, the audit committee held five meetings and the compensation committee held two meetings during the last fiscal year. Membership in the various committees is determined by action of the full board. The function of the executive, audit and compensation committees and their membership are described below.

The executive committee is authorized to exercise, to the fullest extent permitted by Nevada law and the By-Laws of the Company, all of the authority of the board of directors. The executive committee is composed of Paul W. Lowden (Chairman), Charles W. Sandefur and John W. Delaney.

The audit committee’s primary responsibilities include recommending which firm of accountants should be selected as the Company’s independent auditors, overseeing the independent auditor relationship, providing guidance and oversight to the Company’s internal audit activities, reviewing the audited financial statements and quarterly financial information with the independent auditors and management and discussing the quality and adequacy of the Company’s internal controls. The audit committee is composed of John W. Delaney (Chairman), William J. Raggio and Howard E. Foster.

The compensation committee establishes compensation for the executive officers of the Company, administers the 1993 Key Employee Stock Option Plan (the “1993 Plan”) and the stock option plans of the Company’s subsidiaries, authorizes grants of options and sales of shares under the 1993 Plan and subsidiary stock option plans and recommends to the full board any modifications of the 1993 Plan and subsidiary stock option plans. The compensation committee is composed of John W. Delaney (Chairman) and William J. Raggio.

Compensation of Directors

Directors who are not employees of the Company or its affiliates receive $24,000 annually and $1,000 per board meeting attended, $800 per committee meeting attended as a member and $900 per committee meeting attended as Chairman.

Policy with Respect to Directors

The Company requires all members of the board of directors to comply with all Company policies prior to attending a newly elected director’s first meeting of the board of directors. These requirements include filing a gaming application with the Nevada Gaming Authorities and executing a confidentiality agreement, as well as compliance and disclosure statements. Until such time as an elected individual has complied with these requirements, he or she will not be entitled to the benefits of the directorship position, including any director fees or stock option awards that would otherwise be paid or granted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. People who are subject to the reporting obligations of Section 16(a) are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

Based solely on our review of the copies of the reports we received and written representations from the Company’s executive officers, directors and holders of 10% of the common stock, that no other reports were required for them, the Company believes that, during fiscal year 2002, the Company’s executive officers, directors and 10% common stockholders complied with all Section 16(a) filing requirements applicable to them.

BENEFICIAL OWNERSHIP OF SHARES

The following sets forth information regarding beneficial ownership of the common stock and the exchangeable redeemable preferred stock of the Company as of April 3, 2003, by (i) each person known to be the beneficial owner of more than 5% of the outstanding common stock or exchangeable redeemable preferred stock; (ii) each director of the Company; and (iii) all directors and officers of the Company as a group.

Named Beneficial Owner	Shares of Common Stock(1)		Percent	Shares of Preferred Stock		Percent
Paul W. Lowden	4,980,144	(2)	75.68%	810,000	(3)	17.17%
Suzanne Lowden	4,792	(4)	*	2,524	(5)	*
Charles W. Sandefur	2,000	(6)	*	—		—
John W. Delaney	13,750	(7)	*	—		—
William J. Raggio	17,972	(7)	*	5,472		*
Howard Foster	12,500	(7)	*	128,126		2.72%
Jay Parthemore	150,007		2.41%	200		*
All directors and officers as a group (7 persons)	5,181,165		78.91%	946,322		20.06%
*	Less than 1%

(1)	The address for Paul W. Lowden is c/o Archon Corporation, 3993 Howard Hughes Parkway, Suite 630, Las Vegas, Nevada 89109. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(2)	Includes 1,528,970 shares held by LICO, which is wholly owned by Mr. Lowden.

(3)	Includes 804,941 shares held by LICO, which is wholly owned by Mr. Lowden.

(4)	Includes 4,521 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Lowden reflected in the table.

(5)	Includes 1,262 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Lowden reflected in the table.

(6)	Represents outstanding stock options with respect to 2,000 shares held by Mr. Sandefur.

(7)	Represents 12,500 shares that may be acquired upon the exercise of outstanding stock options.

EXECUTIVE COMPENSATION

Executive Compensation

Set forth below is information concerning compensation for services in all capacities to the Company and its affiliates for the fiscal years ended September 30, 2002, 2001 and 2000 of Paul W. Lowden, the Chief Executive Officer. No other executive officer serving as such at the end of the Company’s fiscal year ended September 30, 2002 earned a total annual salary and bonus in excess of $100,000 during the fiscal year ended September 30, 2002.

Summary Compensation Table

Name and Principal Position(4)	Fiscal Year	Salary($)	Bonus($)		Other Annual Compensation ($)(1)	All Other Compensation($)

Paul W. Lowden President, Chairman of the Board and CEO	2002 2001 2000	$550,000 550,000 550,000	$243,750 243,750 287,500	(2) (2) (2)	$0 0 0	$31,772 42,627 94,659	(3) (3) (3)

(1)	The Company provides automobiles to its senior executives and provides such persons complimentary privileges at the restaurants and bars of the Company’s hotel-casino. It is impractical to ascertain the extent to which such privileges are utilized for personal rather than business purposes. However, after reasonable inquiry the Company believes the value of any such personal benefits is less than the lesser of $50,000 or 10% of the total salary and bonus reported for the person named above.

(2)	See “Compensation Arrangements with Mr. Lowden.”

(3)	“All Other Compensation” for Paul W. Lowden in fiscal 2002 includes $29,022 of life insurance premiums paid by the Company for the benefit of Mr. Lowden, and $2,750 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Lowden. “All Other Compensation” for Paul W. Lowden in fiscal 2001 includes $40,002 of life insurance premiums paid by the Company for the benefit of Mr. Lowden, and $2,625 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Lowden. “All Other Compensation” in fiscal 2000 includes $50,000 paid by the Company to Mr. Lowden for entering into a fifteen-year non-compete agreement in connection with the sale of real property in Henderson, Nevada and other agreements, $42,351 of life insurance premiums paid by the Company for the benefit of Mr. Lowden, and $2,308 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Lowden.

(4)	Charles W. Sandefur was hired by the Company in May 2002 and serves as Senior Vice President and Chief Financial Officer. Mr. Sandefur’s total compensation for fiscal 2003 is expected to be in excess of $100,000.

Compensation Arrangements with Mr. Lowden

The Compensation Committee approved Mr. Lowden’s compensation package for fiscal year 2002, which provided for an annual base salary of $550,000. Additionally, in recognition of Mr.

Lowden’s efforts, the Compensation Committee approved a bonus in the amount of $200,000 payable in bi-weekly installments throughout fiscal year 2002.

As previously disclosed by the Company, the Compensation Committee approved payment in fiscal year 1998 of a $600,000 bonus (the “Fiscal Year 1998 Bonus”) to Mr. Lowden in connection with the sales by the Company of the Hacienda Resort Hotel and Casino (the “Hacienda”) and the Sahara Hotel and Casino (the “Sahara”) in September and October, 1995, respectively. Additionally, in fiscal year 1998 Mr. Lowden was entitled to a fee (the “Personal Guarantee Fee”) from the Company of $100,000 for personal guarantees issued by Mr. Lowden for certain Company financing arrangements. In January 1998, the Fiscal Year 1998 Bonus and the Personal Guarantee Fee were satisfied through an offset against a loan owed by LICO, a Nevada corporation wholly owned by Mr. Lowden (“LICO”), to the Company which had an outstanding balance of approximately $700,000 at the date of satisfaction.

In December 1998, at the request of Mr. Lowden, the Company’s payment of $350,000 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO’s obligation to pay to the Company $350,000 was reinstated. In February 1999, the Company satisfied its obligation to pay the remaining $350,000 to Mr. Lowden by the offset of the outstanding $350,000 obligation of LICO to the Company. In December 1999, at the request of Mr. Lowden, the Company’s payment of $175,000 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO’s obligation to pay to the Company $175,000 was reinstated. The Company satisfied its obligation to pay the remaining $175,000 to Mr. Lowden by the offset of the outstanding $175,000 obligation of LICO to the Company in January 2000. In December 2000, at the request of Mr. Lowden, the Company’s payment of $87,500 of bonus and fee obligations satisfied through the offset of the LICO loan was rescinded, and LICO’s obligation to pay to the Company $87,500 was reinstated. The Company satisfied its obligation to pay the remaining $87,500 to Mr. Lowden by the offset of the outstanding $87,500 obligation of LICO to the Company in January 2001. In December 2001, at the request of Mr. Lowden, the Company’s payment of $43,750 of bonus and fee obligation satisfied through the offset of the LICO loan was rescinded, and LICO’s obligation to pay the Company $43,750 was reinstated. The Company satisfied its obligation to pay the remaining $43,750 to Mr. Lowden by the offset of the outstanding $43,750 obligation of LICO to the Company in January 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

It is the responsibility of the compensation committee to establish and review the Company’s executive compensation plans, programs and policies, monitor the performance and compensation of executive officers, and make recommendations to the Board concerning matters of executive compensation. This report is provided by the compensation committee of the Board to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company’s chief executive officer and other executive officers.

Compensation Policies Toward Executive Officers

The compensation committee recognizes that an executive compensation policy should be designed to provide competitive levels of compensation that integrate base salary and annual bonus with the Company’s annual and long-term goals, reward exceptional performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The compensation committee believes that in order to align the financial interest of the Company’s executives with that of its stockholders, a portion of its executives’ compensation should be tied to the achievement of long-term performance criteria. Performance criteria considered by the committee reflect Company strategies. The committee reviews these criteria on a periodic basis to ensure their continued alignment with Company strategies. The Company has granted stock options in the past to certain executives to similarly align their performance with Company strategies. The Company also maintains certain executive benefits that are considered necessary to offer fully competitive opportunities to its executives.

Chief Executive Officer Compensation

The compensation committee established Mr. Lowden’s annual base salary and annual incentive for fiscal 2002 based upon a review of compensation of chief executives of similar casino and gaming companies, together with an evaluation of the Company’s results for fiscal year 2001. Mr. Lowden’s base salary and annual bonus were not increased in fiscal year 2002.

In evaluating the performance of Mr. Lowden, the compensation committee has considered performance measures that support Company strategies. The Company’s strategy has focused on strengthening its balance sheet by managing its assets, improving operations at the property in Laughlin, Nevada and evaluating development opportunities. Based on these considerations the compensation committee approved Mr. Lowden’s compensation package for fiscal year 2002.

Compensation Committee Members; Compensation Committee Interlocks and Insider Participation

The members of the compensation committee, John W. Delaney and William J. Raggio, are non-employee directors. Mr. Delaney has not been an officer of the Company or any of its subsidiaries. Mr. Delaney is the president of J & J Mortgage, a mortgage banking company of which Paul W. Lowden is a director and sole stockholder. During fiscal 2002, the Company purchased from J & J Mortgage an aggregate of $900,000 of commercial and residential loans originally funded by J & J Mortgage to unaffiliated third parties. See, “Certain Relationships and Related Transactions.” William J. Raggio, who from 1982 to 1999 served as Vice President, Secretary and General Counsel of the Company and its predecessors, is a shareholder and a member of the law firm of Jones Vargas. During fiscal year 2002, the Company retained Jones Vargas to advise the Company regarding various legal matters, and the Company continues to engage Jones Vargas for legal representation.

Compensation Committee:

John W. Delaney, Chairman

William J. Raggio

AUDIT COMMITTEE REPORT

The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report from the Audit Committee of the Board. The following report concerns the Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.

The Audit Committee is comprised of John W. Delaney, Chair, William J. Raggio and Howard E. Foster, and operates under a written charter adopted by the Board of Directors. Messrs. Raggio and Foster are independent directors, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Rule 4200(a)(14) provides that a director is not independent for purposes of the rule if, among other things, the director has been employed by the Company or its affiliates in any of the last three years. Mr. Delaney is not “independent” for such purposes because he is an executive officer of J & J Mortgage, a mortgage banking firm of which LICO, a corporation wholly owned by Mr. Lowden, is the sole stockholder and of which Mr. Lowden is a director. Because Mr. Lowden is the majority stockholder of the Company and the indirect sole stockholder of J & J Mortgage, the companies may be considered “affiliates” because they are under common control. The charter of the Audit Committee provides that the members of the Audit Committee shall, among other things, meet the director independence requirements for serving on Audit Committees as set forth in the corporate governance standards of NASDAQ unless the Board, in its discretion, determines that one member who is not an employee of the Company and its subsidiaries need not meet those requirements. The Board has previously determined that Mr. Delaney need not meet the NASDAQ director independence requirements. The Board has been advised by Mr. Delaney that he will exercise independent judgment in the performance of his Audit Committee duties and has concluded that the continued membership on the Audit Committee by Mr. Delaney is in the best interests of Archon’s stockholders because of Mr. Delaney’s background in financial matters. Mr. Delaney has served as President and Chief Executive Officer of Cityfed Mortgage Banking since January 2001, in which position he has been extensively involved in financial matters.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Deloitte & Touche LLP, the Company’s independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is “independent” under applicable rules. The Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company’s internal compliance programs.

The Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor, management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Company’s independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with the independent auditor that firm’s independence.

Following the Committee’s discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K/A for the year ended September 30, 2002.

The following fees were paid to Deloitte & Touche LLP for services provided to the Company for the fiscal year ended September 30, 2002:

Audit Fees:	$100,000

Financial Information Systems Design and Implementation Fees (pursuant to Regulation S-X Rule 2-01(c)(4)(ii))	$0

All Other Fees:	$109,445

Audit fees are the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year.

Financial information systems design and implementation fees are the aggregate fees billed for services such as the operation or supervision of the Company’s information system or for the design or implementation of a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements rendered by the principal accountant for the most recent fiscal year.

All other fees are the aggregate fees billed for services rendered by the principal accountant, other than audit and financial information systems design and implementation services. All other fees in fiscal 2002 consisted of audit related fees of approximately $10,000 for audit work on the Company’s retirement plan, fees of approximately $60,000 for work related to preparing the Company’s federal tax return and tax consultations and fees of approximately $39,000 for internal audit regulatory compliance procedures. The audit committee has considered whether the provision by Deloitte & Touche LLP of non-audit services is compatible with maintaining the auditor’s independence. Effective October 2002, Deloitte & Touche LLP no longer provides the internal audit compliance regulatory procedures for the Company.

Audit Committee

John W. Delaney, Chairman

William J. Raggio

Howard E. Foster

PERFORMANCE GRAPH

The graph below provides a comparison of the cumulative total stockholder return of the Company with the Standard & Poor’s 500 Composite Stock Index and the Dow Jones Casino Index. This graph assumes the investment of $100 on September 30, 1997 in the Company and the two indices mentioned above with reinvestment of dividends. The returns of the Company and each index have been weighted annually for their market capitalization on September 30 of each year.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ARCHON CORPORATION, THE S & P 500 INDEX

AND THE DOW JONES CASINOS INDEX

*	$100 INVESTED ON SEPTEMBER 30, 1997 IN STOCK OR INDEX – INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

	Cumulative Total Return
	9/97	9/98	9/99	9/00	9/01	9/02
ARCHON CORPORATION	100.00	93.33	80.00	440.00	352.00	309.33
S & P 500	100.00	109.05	139.37	157.88	115.85	92.12
DOW JONES US CASINOS	100.00	53.35	88.31	113.58	75.77	118.79

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Company has entered into a Patent Rights and Royalty Agreement with David Lowden, brother of Paul W. Lowden, with respect to certain gaming technology for which David Lowden has been issued a patent. The Company has agreed to pay certain royalty payments with respect to the technology incorporated into gaming devices placed in operation, as well as costs related to maintain the patent. David Lowden has granted the Company an exclusive five-year license in the United States with respect to the technology, which will be automatically renewed for additional two-year terms unless Archon terminates the agreement within thirty days prior to the renewal or the agreement is otherwise earlier terminated in accordance with its terms. The Company also has an understanding with David Lowden that it will pay for the costs of commercial development of the technology. At September 30, 2002, the Company had expended $245,000 for commercial development of the technology.

In fiscal 2001, the Company purchased for $100,000 Class B member interests in Duke’s, LLC, a Nevada limited liability company (“Duke’s”) that is developing a restricted slot operation, restaurant and entertainment facility. Christopher Lowden, son of Paul W. Lowden, is a limited partner in the company that is the managing member of Duke’s.

On October 8, 2002 the Company entered into a Subordinated Loan Agreement (the “Duke’s Loan Agreement”) with Duke’s. Under the Duke’s Loan Agreement, Duke’s was entitled to borrow up to $1.1 million for construction, equipment, furnishings and other costs related to the completion and opening of Duke’s Casino. The loan matures on October 8, 2009 and bears interest at an annual rate of 15%, plus additional interest at an annual rate of 10% until such time as the option described in the following sentence is exercised. In connection with the Duke’s Loan Agreement, the Company received an option to acquire 70% of the equity in the entity that owns Duke’s. As of December 31, 2002 Duke’s had borrowed the entire $1.1 million available under the Duke’s Loan Agreement. Furthermore, the Company has advanced Duke’s an additional $400,000, which advances are evidenced by a promissory note payable on demand with other terms consistent with those of the Duke’s Loan Agreement except for payment that is due in full on demand.

On October 4, 2002, a subsidiary of the Company entered into a lease (the “Duke’s-Sparks Lease”) with Duke’s, under which a subsidiary of the Company leases and operates Duke’s Casino. The Duke’s-Sparks Lease became effective on March 1, 2003 and will expire on the date which is the earlier of three years after the commencement date of the Duke’s-Sparks Lease, or the date which is the first day of the month which immediately follows the month in which Duke’s receives the necessary approvals to operate the casino. The Company began operating Duke’s Casino on February 7, 2003, under the terms of the Duke’s-Sparks Lease. The Duke’s-Sparks Lease provides for monthly base rent in the amount of $81,216.

During fiscal 2002, the Company purchased an aggregate of $900,000 of commercial and residential loans originally funded by J & J Mortgage to unaffiliated third parties. The loans were purchased by the Company for the principal amount, plus accrued interest, if any. J & J Mortgage is owned by LICO, which in turn is owned by Paul W. Lowden. John W. Delaney is the president of J & J Mortgage.

William J. Raggio, a director of the Company, is a shareholder and member of the law firm of Jones Vargas. During fiscal year 2002, the Company retained Jones Vargas to advise the Company regarding various legal matters, and the Company continues to engage Jones Vargas for legal representation.

See “Executive Compensation – Compensation Arrangements with Mr. Lowden” for information regarding certain bonus arrangements for Mr. Lowden and obligations of LICO, a company wholly-owned by Mr. Lowden, owed to the Company.

ANNUAL REPORT

We have mailed our annual report for fiscal year 2002, including our annual report on Form 10-K/A for fiscal year 2002, without exhibits, to stockholders of record at the close of business on April 3, 2003. We will provide a copy of our annual report on Form 10-K/A, including exhibits, upon the written request of any beneficial owner of our common or preferred stock as of the record date for the annual meeting and upon reimbursement of our reasonable expenses. Any request should be addressed to Chief Financial Officer, Archon Corporation, 3993 Howard Hughes Parkway, Suite 630, Las Vegas, Nevada 89109.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company’s proxy solicitation material for the 2004 annual meeting must set forth such proposal in writing and file it with the Secretary of the Company on or before December 16, 2003. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its proxy solicitation materials for the 2004 annual meeting. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal at that annual meeting, who has held the securities for at least one year and who continues to own such securities through the date on which the 2004 annual meeting is held.

SOLICITATION OF PROXIES

The Company will bear the cost of this solicitation. Proxies may be solicited by mail, telephone or e-mail, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses of forwarding proxy materials to their principals.

OTHER BUSINESS

The Board does not know of any other business which will be presented for consideration at the annual meeting. If any other business properly comes before the annual meeting or at any adjournment or postponement thereof, the proxy holders will vote in regard to the other business according to their discretion. The Company is not aware of any such other business.

By Order of the Board of Directors

Charles W. Sandefur, CPA Secretary

April 3, 2003

ARCHON CORPORATION	common stock proxy

COMMON STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF ARCHON CORPORATION

The undersigned hereby appoints Paul W. Lowden and Charles W. Sandefur, and each of them, as proxies, with full power of substitution to vote any and all shares of common stock, $0.0l par value, of Archon Corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 9:00 a.m. Pacific Time on Wednesday, May 21, 2003 at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada, and at any adjournment or postponement thereof, as specified on the reverse side of this common stock proxy card. Holders of common stock of record as of April 3, 2003 will be entitled to vote with respect to matters presented to holders of common stock at this annual meeting.

(Please Sign and Date the Proxy on the Reverse Side)

ò    Please detach here    ò

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.
1.	Election of directors:					☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
Nominees:		01	Suzanne Lowden	02	John W. Delaney

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of selection of independent public accountants, Deloitte & Touche LLP.	☐	For	☐	Against	☐	Abstain

If the instructions don’t provide otherwise, shares of common stock represented by this common stock proxy will be voted for the nominees listed in Proposal 1, for Proposal 2 and in the discretion of the proxy holders with respect to any other matter presented to the holders of common stock at the 2003 annual meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change? Mark Box ☐ Indicate changes below:	Dated: , 2003

Signature(s) in Box Sign exactly as name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.

ARCHON CORPORATION	preferred stock proxy

PREFERRED STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF ARCHON CORPORATION

The undersigned hereby appoints Paul W. Lowden and Charles W. Sandefur, and each of them, as proxy, with full power of substitution to vote any and all exchangeable redeemable preferred stock, $2.14 liquidation value, of Archon Corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 9:00 a.m. Pacific Time on Wednesday, May 21, 2003 at the Pioneer Hotel and Gambling Hall, 2200 Casino Drive, Laughlin, Nevada, and at any adjournment or postponement thereof, as specified on the reverse side of this preferred stock proxy card. Holders of preferred stock of record as of April 3, 2003 will be entitled to vote with respect to matters presented to holders of preferred stock at this annual meeting.

(Please Sign and Date the Proxy on the Reverse Side)

ò    Please detach here    ò

The Board of Directors Recommends a Vote FOR Proposals 1.
1.	Election of director:			☐	Vote FOR nominees	☐	Vote WITHHELD from nominee
Nominee:		01	Howard E. Foster

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change? Mark Box ☐ Indicate changes below:	Dated: , 2003

Signature(s) in Box Sign exactly as your name appears hereon. Give your full title if signing in other than individual capacity. All joint owners should sign.